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EXHIBIT 11.01

RECONCILIATION OF NET (INCOME) LOSS AND PRO FORMA EARNINGS PER COMMON SHARE
  AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

                           (UNAUDITED)
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

                                                                   SIX              SIX            THREE           THREE
                                                               MONTHS ENDED     MONTHS ENDED    MONTHS ENDED    MONTHS ENDED
                                                                JUNE 30,         JUNE 30,        JUNE 30,         JUNE 30,
                                                                  1999             2000            1999             2000
                                                              --------------   --------------  --------------   -------------
EARNINGS (LOSS) PER SHARE

Basic net income (loss) per share:

    NUMERATOR:

       Basic net income (loss)                                     ($73,275)          $9,377          $7,152          $9,463
                                                              ==============   ==============  ==============   =============

    DENOMINATOR:

       Basic weighted average shares outstanding                 34,836,094       45,194,597      37,168,280      45,201,185
                                                              ==============   ==============  ==============   =============

       Basic net income (loss) per share                            ($2.10)            $0.21           $0.19           $0.21
                                                              ==============   ==============  ==============   =============

Diluted earnings (loss) per share:

    NUMERATOR:

       Basic net income (loss)                                     ($73,275)          $9,377          $7,152          $9,463
       Dilutive effect of TIDES securities, net of taxes
                                                                          -            2,344               -           1,172
                                                              --------------   --------------  --------------   -------------
       Diluted net income (loss)                                   ($73,275)         $11,721          $7,152         $10,635
                                                              ==============   ==============  ==============   =============

    DENOMINATOR:

       Weighted average shares outstanding                       34,836,094       45,194,597      37,168,280      45,201,185
       Dilutive effect of options                                   414,886          297,568         414,886         305,275

       Dilutive effect of weighted average outstanding
       of TIDES securities                                                         2,841,000                       2,841,000
                                                              --------------   --------------  --------------   -------------
       Dilutive weighted average shares outstanding              35,250,980       48,333,165      37,583,166      48,347,460
                                                              ==============   ==============  ==============   =============

       Diluted earnings (loss) per share                            ($2.08)            $0.24           $0.19           $0.22
                                                              ===============================================   =============
       If anti-dilutive, use Basic                             Anti-dilutive   Anti-dilutive                   Anti-dilutive


PRO FORMA DATA:

Basic pro forma income (loss) per share:

    NUMERATOR:

       Pro forma net income                                          $7,405
                                                              ==============

    DENOMINATOR:

       Weighted average shares outstanding                       34,836,094
                                                              ==============

       Basic pro forma earnings per share                             $0.21
                                                              ==============
Diluted pro forma earnings per share:

    NUMERATOR:
       Pro forma net income                                          $7,405
                                                              ==============
    DENOMINATOR:

       Weighted average shares outstanding                       34,836,094
       Dilutive effect of options                                   414,886
                                                              --------------
       Dilutive weighted average shares outstanding              35,250,980
                                                              ==============

       Diluted pro forma earnings per share                           $0.21
       If anti-dilutive, use Basic
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